     As filed with the Securities and Exchange Commission on June 23, 2004

Registration No. 333-107564

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GYMBOREE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2615258 (I.R.S. Employer Identification No.)

700 Airport Boulevard
Burlingame, California 94010-1912
(650) 579-0600

(Address, including zip code, and telephone number, including area code of principal executive offices)

THE GYMBOREE CORPORATION AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN
(Full title of the plan)

LISA M. HARPER
Chief Executive Officer
The Gymboree Corporation
700 Airport Boulevard
Burlingame, California 94010-1912
(650) 579-0600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Donald E. Karl
Perkins Coie LLP
1620 26th Street, Sixth Floor
Santa Monica, California 90404

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to Be	Proposed Maximum	Proposed Maximum	Amount of
To Be Registered	Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, par value $0.001 per share, together with associated common stock purchase rights, under The Gymboree Corporation Amended and Restated 2002 Stock Incentive Plan	(1)	(1)	(1)	(1)

(1)	No additional securities are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on August 1, 2003 (Registration No. 333-107564) for the plan. Therefore, no further registration fee is required.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

AMENDMENT TO THE REGISTRATION STATEMENT

The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2003 (Registration No. 333-107564) (the “Registration Statement”) is hereby amended to provide that the Registrant suspended its Amended and Restated 2002 Stock Incentive Plan (the “2002 Plan”) with respect to issuances of new stock option grants thereunder, effective June 16, 2004, and adopted a new plan, the 2004 Equity Incentive Plan (the “2004 Plan”), effective as of June 16, 2004. Up to 236,352 shares available for issuance, but not issued or subject to outstanding options, under the 2002 Plan (the “Unissued Option Shares”) are no longer issuable under the 2002 Plan and may now be issued under the 2004 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares (the “New Registration Statement”), is being filed with the Commission concurrently with this Post-Effective Amendment No. 1.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 2002 Plan; however, $267.12 paid by the Registrant in connection with the registration fee associated with an aggregate of 236,352 of the Unissued Option Shares will be carried forward from the Registration Statement to the New Registration Statement.

The contents of the Registration Statement are otherwise incorporated by reference into this Post-Effective Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this amendment.

ITEM 8. EXHIBITS.

EXHIBIT
NO.	DESCRIPTION
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

*	Previously filed as an exhibit to the Registration Statement.

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on the 23rd day of June, 2004.

THE GYMBOREE CORPORATION
/s/ Lisa M. Harper
By:	Lisa M. Harper
Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of June, 2004.

Signature	Title
/s/ Lisa M. Harper Lisa M. Harper	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
* Stuart G. Moldaw	Chairman Emeritus of the Board of Directors
* Myles B. McCormick	Chief Financial Officer (Principal Financial and Accounting Officer)
* Gary M. Heil	Director
* Blair W. Lambert	Director
* John C. Pound	Director
* Barbara L. Rambo	Director
* William U. Westerfield	Director
*By: /s/ Lisa M. Harper Lisa M. Harper, Attorney-in-Fact

II-2

INDEX TO EXHIBITS

EXHIBIT
NO.	DESCRIPTION
5.1*	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

*	Previously filed as an exhibit to the Registration Statement.